Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-254375) pertaining to the Olo Inc. 2015 Equity Incentive Plan, Olo Inc. 2021 Equity Incentive Plan, and the Olo Inc. 2021 Employee Stock Purchase Plan, of our report dated February 25, 2022, with respect to the consolidated financial statements of Olo Inc, included in this Annual Report (Form 10-K) for the year ended December 31, 2021.

/s/ Ernst & Young LLP

New York, New York
February 25, 2022